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                                  EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEWMIL BANCORP, INC.

         1. The name of the corporation is NewMil Bancorp, Inc.

         2. The Certificate of Incorporation is hereby amended by restating Article FOURTH thereof in its entirety to state as follows:

         FOURTH: The total number of shares of stock which the Corporation shall
         ------
have authority to issue is Twenty-Five Million (25,000,000). The par value of each such share is $.50. All such shares are of one class and are Common Stock.

         The shares may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders. Except as otherwise provided by law or in this Certificate of Incorporation, the Board of Directors of the Corporation is authorized, by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of such shares and to fix and state the designations, powers, preferences and rights of the shares and the qualifications, limitations and restrictions thereof.

         3. It is hereby certified that the foregoing amendment has been duly adopted by the Board of Directors and the shareholders of the corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         Signed and attested on                               ,               .

Attest:                                     NEWMIL BANCORP, INC.


/s/                                         By /s/
-------------------------------                ---------------------------------
Brian A. Arnold                                  F. Wayne Arnold
Secretary                                        President

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STATE OF CONNECTICUT )
                     ) ss. New Milford
COUNTY OF LITCHFIELD )

         On this the            day of                  ,        , before me,
                     ----------        -----------------  -------
the undersigned officer, personally appeared F. Wayne Arnold, who acknowledged himself to be the President of NewMil Bancorp, Inc., a Delaware corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer, and the said F. Wayne Arnold acknowledged said instrument to be the act and deed of said corporation, that his signing is his act and deed and that the facts stated therein are true.

         IN WITNESS WHEREOF, I hereunto set my hand.


                                             ----------------------------------
                                             Notary Public
                                             My Commission Expires:

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEWMIL BANCORP, INC.

         1. The name of the corporation is NewMil Bancorp, Inc.

         2. The certificate of incorporation is hereby amended by restating Article FOURTH thereof in its entirety to state as follows:

         FOURTH: The total number of shares of stock which the Corporation shall
         ------
have authority to issue is 6,000,000 shares, consisting of 6,000,000 shares of Common Stock, par value $0.50 per share.

         The shares may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders. Except as otherwise provided by law or in this Certificate of Incorporation, the Board of Directors of the Corporation is authorized, by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of such shares and to fix and state the designations, powers, preferences and rights of the shares and the qualifications, limitations and restrictions thereof.

         3. It is hereby certified that the foregoing amendment has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         Signed and attested on                               ,               .

Attest:                                     NEWMIL BANCORP, INC.


/s/                                         By /s/
-------------------------------                ---------------------------------
Brian A. Arnold                                F. Wayne Arnold
Secretary                                      President

STATE OF CONNECTICUT )
                     ) ss. New Milford
COUNTY OF LITCHFIELD )

         On this the              day of                ,       , before me, the
                     -------------       ---------------  ------
undersigned officer, personally appeared F. Wayne Arnold, who acknowledged himself to be the President of NewMil Bancorp, Inc., a Delaware corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer, and the said F. Wayne Arnold acknowledged said instrument to be the act and deed of said corporation, that his signing is his act and deed and that the facts stated therein are true.

         IN WITNESS WHEREOF, I hereunto set my hand.


                                              ----------------------------------
                                              Notary Public
                                              My Commission Expires:

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                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

FIRST: That at a meeting of the Board of Directors of
                                                      --------------------------

--------------------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the corporation be amended by
changing the Article thereof numbered "                               " so that,
                                       -------------------------------
as amended, said Article shall be and read as follows:
"
 -----------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                                             "
-----------------------------------------------------------------------------

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said
                         ------------------------------------------------------
has caused this certificate to be signed by
                                                               , its President,
---------------------------------------------------------------
and                                                             , its Secretary,
    ------------------------------------------------------------
this                        day of                         , A.D.           .
     ----------------------        ------------------------       ----------


                                                     By:
                                                        ------------------------
                                                                   President


                                                     ATTEST:
                                                            --------------------
                                                                   Secretary

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                                    EXHIBIT A

         The total number of shares of stock which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, par value $0.50 per share.

         The shares may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders. Except as otherwise provided by laws or in this Certificate of Incorporation, the Board of Directors of the Corporation is authorized, by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of such shares and to fix and state the designations, powers, preferences and rights of the shares and the qualifications, limitations and restrictions thereof.

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